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                                  EXHIBIT 10(m)

                   FIRST AMENDMENT TO THE AMENDED AND RESTATED
                               HERMAN MILLER, INC.
                    1994 NONEMPLOYEE OFFICER AND DIRECTOR
                                STOCK OPTION PLAN


FIRST AMENDMENT TO THE AMENDED AND RESTATED HERMAN MILLER, INC, 1994 NONEMPLOYEE OFFICER AND DIRECTOR STOCK OPTION PLAN adopted by the Board of Directors of Herman Miller, Inc. (the "Company") the 20th day of January, 1998, with reference to the following:

A. The Herman Miller, Inc., 1994 Nonemployee Officer and Director Stock Option Plan, as Amended and Restated on January 7, 1997 (the "Plan") was approved by the Company's shareholders on October 6, 1994.

B. Under Section 9 of the Plan, "Amendment of the Plan," the Board of Directors has the authority, subject to certain conditions, to amend the Plan from time to time.

C. Effective January 7, 1997, the Plan was amended and restated to eliminate the "formula" provisions of the Plan and authorize the Plan Committee to select the number of shares subject to each option granted under the Plan, the time of option grants and such other matters consistent with the terms of the Plan.

D. The Board of Directors has elected to further amend the Plan to authorize the Committee to grant Reload Options (as defined in the Plan as amended by this First Amendment), subject to certain conditions.

NOW, THEREFORE, the Plan is amended as follows:

1. Section 6 of the plan is hereby amended by adding the following subsection (e), to read as follows:

        (e) Reload Options. Without in any way limiting the authority of the Committee to make grants under the Plan, and in order to induce Plan participants to retain ownership of Shares, the Committee shall have the authority (but not an obligation) to include within any option agreement (including any option agreement evidencing (i) an option granted before this subsection
               (e) became effective, and (ii) a Reload Option provision entitling the participant to a further option (a "Reload Option") in the event the participant exercises the option evidenced by such option agreement, in whole or in part, by surrendering shares previously owned by the participant, in accordance with this Plan and the terms and conditions of the option agreement. A Reload Option shall entitle a participant to purchase a number of shares equal to the number of such shares so surrendered upon exercise of the original option and, in the discretion of the Committee, the number of shares, if any, which the participant would be required to sell at the date of exercise to satisfy all or a portion of the tax liability arising in connection with the exercise of the original option. A Reload Option shall: (a) have an option price of not less than one hundred percent (100%) of the per share fair market value of the common stock on the date of grant of such Reload Option, as determined under Section 7(c) of this Plan; (b) have a term not longer than the remaining term of this original option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original option are held for not less than a minimum period of time established by the


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           Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

        2. In all other respects, the Plan shall continue in full force and effect.


                                              CERTIFICATION

The foregoing Amendment to the Plan was duly adopted by the Board of Directors of the Company on January 18, 1998.

                                            HERMAN MILLER, INC.


                                            By:     James E. Christenson
                                                ---------------------------
                                            Its:      Secretary
                                                ---------------------------



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                                  EXHIBIT 10(m)
                                   (continued)
                               HERMAN MILLER, INC.
                  AMENDMENT TO DIRECTOR STOCK OPTION AGREEMENT


AMENDMENT TO OPTION AGREEMENT, effective the 20th day of January 1998 between HERMAN MILLER, INC. (the "Company") and the nonemployee officer or director identified in attached Annex I (the "Participant"), pursuant to the Herman Miller, Inc., 1994 Nonemployee Officer and Director Stock Option Plan (the "Plan").


                                    RECITALS:

A. Under the terms of the Plan, Participant was granted options to acquire shares of the Company's stock upon the conditions of the Stock Option Agreements between Participant and the Company identified in attached Annex I (the "Original Options").

B. The Plan Committee has the authority to include a Reload Option, as defined in Section 6(e) of the Plan, as part of the Original Options.

C. The Plan Committee has elected to include such a Reload Option as part of the Original Options identified in Annex I and hereby agrees to amend the Original Options in the manner provided in this Amendment.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Paragraph 2 of each of the Original Options is hereby amended by adding new subparagraph (d), to read as follows:

        d.     Reload Option. Grantee shall be granted a further option
               ("Reload Option") if Grantee exercises this Option, in whole or in part, by surrendering shares of common stock of the Company owned by Grantee to pay the purchase price for the exercise of the Option. The Reload Option shall entitle Grantee to purchase a number of shares of common stock of the Company equal to the number of shares delivered upon exercise of this Option plus the number of shares which Grantee would be required to sell to satisfy all or a portion of the tax liability incurred from the exercise of this Option. The purchase price for the shares subject to the Reload Option shall equal one hundred percent (100%) of the per share market value of the common stock of the Company on the date of grant of the Reload Option, and the Reload Option shall have a term not longer than the term of this Option. The Reload Option may not be exercised until the shares acquired upon exercise of this Option are held for a period of at least one year, and the Reload Option shall not be granted unless this Option is exercised during the time or times specified by the Company during which the grant of Reload Options is authorized.

IN WITNESS WHEREOF, this Amendment has been executed as of the date written above.


                                              HERMAN MILLER, INC.


                                              By:     James E. Christenson
                                                  ----------------------------
                                              Its:      Secretary
                                                  ----------------------------



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